Exhibit 99.1

For

Immediate
Release

Contacts:

Jim Brill

SVP, Finance and Chief Financial Officer

(818) 878-7900

On Assignment Reports Second Quarter 2008 Results

Record Quarterly Revenues of $156.1 Million and Net Income of $6.1 Million

CALABASAS, Calif., August 4, 2008 — On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing/Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter ended June 30, 2008.

Second Quarter 2008 Financial Comparisons and Analysis

•                 Revenues for the second quarter of 2008 were $156.1 million, up 8.5% from the second quarter of 2007 and above the high-end of the Company’s previously-announced estimate of $156.0 million.

•                 Gross margin was 32.5%, up from 32.1% in the second quarter of 2007.

•                 Net income was $6.1 million, or $0.17 per share, up 107% from $2.9 million or $0.08 per share in the second quarter of 2007 and above the Company’s previously-announced estimate of $0.11 to $0.14 per share.  Net income for the quarter included the effects of a non-cash gain of $1.1 million or $0.02 per share related to the mark to market of the Company’s $73 million interest rate swap which was not included in the Company’s estimates and compares to a gain of $431,000 or $0.01 per share in the same period last year.

•                 Adjusted EBITDA (a non-GAAP measurement defined below) for the quarter was $17.0 million, up 14.7% from $14.8 million for the same period in 2007.

Included in the Company’s 2008 second quarter results was interest expense, net of interest income, of $2.2 million versus $2.8 million in the second quarter of 2007.

For the second quarter of 2008, the Life Sciences segment revenues were $32.1 million, down 3.8% from $33.4 million in the same period of 2007. The Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were $45.8 million, up 5.0% from $43.7 million in the same period of 2007.  Nurse Travel revenues of $31.2 million were up 6.5% from $29.3 million in the same period of 2007. Allied Healthcare revenues of $14.6 million were up 1.9% from $14.3 million in the same period of 2007. The Physician segment had revenues of $21.8 million, an increase of 20.4% over $18.1 million in the same period of 2007, and the IT and Engineering segment revenues were $56.3 million, an increase of 15.7% over $48.7 million in the same period of 2007.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “Our second quarter performance demonstrated the strength of our business model and our ability to continue to generate solid results in spite of a softer US economy.” Dameris concluded, “While we are not immune to the effects of the weak US economy, we still see solid growth prospects in the markets we serve.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our second quarter gross margin was 32.5%, up from 32.1% in last year’s second quarter. In the second quarter of 2008, gross margin in Life Sciences was 33.0%, Healthcare gross margin was 26.4%, our Physician segment gross margin was 30.7% and the IT and Engineering segment gross margin was 37.8%. Bill/pay spreads in each of our segments expanded in the second quarter versus the same period of 2007.” Brill continued, “We demonstrated our ability to generate cash, ending the quarter with $40.1 million in cash and cash equivalents, which is down from $42.9 million at the end of the first quarter but includes $9.0 million of earn out payments made in the quarter related to the acquisition of Vista and Oxford. Amortization of intangibles was $2.4 million, depreciation was $1.2 million and equity-based compensation expense was $1.6 million.”

Third Quarter 2008 Financial Estimates

Based on revenues in the first three weeks of the third quarter of 2008 and taking into account the Company’s normal seasonal patterns, and assuming no deterioration in the staffing markets On Assignment serves, the Company provided the following financial estimates for the quarter ending September 30, 2008:

•                Revenues of $156.5 to $160.0 million

•                Gross margin of 31.90% to 32.15%

•                SG&A of $38.5 to $39.3 million, including depreciation of approximately $1.3 million, amortization of intangibles of approximately $2.4 million and approximately $1.4 million in equity-based compensation expense

•                Adjusted EBITDA of $15.7 to $18.0 million

•                Net income of $4.9 to $6.2 million

•                Earnings per share of $0.14 to $0.17

The financial estimates set forth above do not include any potential impact from the mark to market of the Company’s $73 million interest rate swap in the third quarter.

On Assignment will hold its quarterly conference call to discuss its second quarter 2008 financial results this afternoon, Monday August 4, 2008 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (800) 374-0509 or (706) 679-6365 ten minutes before the call. The conference code is 55283492. A replay of the conference call can be accessed from approximately 4:00 p.m. Pacific Time Monday August 4, 2008 through Monday August 11, 2008 by dialing (800) 642-1687 or (706) 645-9291 with the access code 55283492.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN’s site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN’s Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents at www.streetevents.com.

About On Assignment

On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing/Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The Company’s branch network encompasses approximately 80 branch offices across the United States, United Kingdom, Netherlands, Canada, Ireland and Belgium and the Company also provides physicians in Australia and New Zealand.

Reasons for Presentation of Non-GAAP Financial Measures

Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance.  The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results.  These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2008.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements.  Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margins, SG&A, Adjusted EBITDA, net income or earnings per share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 17, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the SEC on May 12, 2008. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2008	June 30, 2007	March 31, 2008	June 30, 2008	June 30, 2007

Revenues	$156,082	$143,854	$152,413	$308,495	$266,483
Cost of Services	105,418	97,613	104,985	210,403	182,782
Gross Profit	50,664	46,241	47,428	98,092	83,701
Selling, General and Administrative Expenses	38,826	38,992	39,697	78,523	73,253
Operating Income	11,838	7,249	7,731	19,569	10,448
Interest Expense	(2,323)	(2,988)	(2,662)	(4,985)	(5,124)
Interest Income	158	220	273	431	638
Other (Expense) Income	1,071	431	(1,222)	(151)	431
Pre-tax Income	10,744	4,912	4,120	14,864	6,393
Income Tax Provision	4,652	1,974	1,717	6,369	2,544

Net Income	$6,092	$2,938	$2,403	$8,495	$3,849

Diluted Earnings Per Share	$0.17	$0.08	$0.07	$0.25	$0.11
Weighted Average Common and Common Equivalent Shares Outstanding—Diluted	35,838	35,813	35,375	34,241	35,660

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION

(In thousands)

(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2008	June 30, 2007	March 31, 2008	June 30, 2008	June 30, 2007
Revenues:
Life Sciences	$32,122	$33,388	$32,583	$64,705	$65,057

Healthcare Staffing	45,844	43,668	44,525	90,369	86,301

Physician Staffing	21,814	18,120	20,579	42,393	36,099

IT and Engineering	56,302	48,678	54,726	111,028	79,026
Consolidated Revenues	$156,082	$143,854	$152,413	$308,495	$266,483

Gross Profit:
Life Sciences	$10,602	$11,369	$10,715	$21,317	$21,776

Healthcare Staffing	12,092	11,087	10,764	22,856	21,587

Physician Staffing	6,702	5,662	5,810	12,512	10,947

IT and Engineering	21,268	18,123	20,139	41,407	29,391
Consolidated Gross Profit	$50,664	$46,241	$47,428	$98,092	$83,701

SELECTED CASH FLOW INFORMATION

(In thousands)

(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2008	June 30, 2007	March 31, 2008	June 30, 2008	June 30, 2007
Cash provided by Operations	$8,604	$9,210	$6,841	$15,445	$13,846
Capital Expenditures	2,465	1,164	2,531	4,996	2,654

SELECTED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

(unaudited)

	As of
	June 30, 2008	June 30, 2007	March 31, 2008
Cash and Cash Equivalents	$40,051	$29,383	$42,945
Accounts Receivable, net	84,654	78,023	86,632
Intangible Assets, net	230,175	235,668	232,547
Total Assets	390,946	374,745	396,527
Current Portion of Long-Term Debt	693	1,450	347
Current Liabilities	45,317	40,981	57,107
Long-Term Debt	135,219	142,825	135,566
Other Long-Term Liabilities	4,665	5,349	5,447
Stockholders’ Equity	205,745	185,590	198,407

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE

(In thousands, except per share amounts)

(unaudited)

	Quarter Ended
	June 30, 2008		June 30, 2007		March 31, 2008
Net Income	$6,092	$0.17	$2,938	$0.08	$2,403	$0.07
Other Expense (Income)	(1,071)	(0.03)	(431)	(0.01)	1,222	0.03
Interest Expense, net	2,165	0.06	2,768	0.08	2,389	0.07
Income Tax Provision	4,652	0.13	1,974	0.06	1,717	0.05
Depreciation	1,216	0.03	1,551	0.04	1,356	0.04
Amortization of Intangibles	2,372	0.07	3,778	0.10	2,328	0.06
EBITDA	15,426	0.43	12,578	0.35	11,415	0.32
Equity-based Compensation	1,560	0.04	2,231	0.06	1,585	0.05
Adjusted EBITDA	$16,986	$0.47	$14,809	$0.41	$13,000	$0.37

Weighted Average Common and Common Equivalent Shares Outstanding	35,838		35,813		35,375

	Six Months Ended
	June 30, 2008		June 30, 2007
Net Income	$8,495	$0.25	$3,849	$0.11
Other Expense (Income)	151	0.00	(431)	(0.01)
Interest Expense, net	4,554	0.13	4,486	0.13
Income Tax Provision	6,369	0.19	2,544	0.07
Depreciation	2,572	0.07	2,892	0.08
Amortization of Intangibles	4,700	0.14	7,943	0.22
EBITDA	26,841	0.78	21,283	0.60
Equity-based Compensation	3,145	0.10	3,337	0.09
Adjusted EBITDA	$29,986	$0.88	$24,620	$0.69

Weighted Average Common and Common Equivalent Shares Outstanding	34,241		35,660

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA

(In thousands)

(unaudited)

	Estimated Range of Results
	Quarter Ended
	September 30, 2008
Net Income	$4,900	$6,200
Interest Expense	2,100	2,100
Income Tax Provision	3,600	4,600
Depreciation and Amortization	3,700	3,700
EBITDA	14,300	16,600
Equity-based Compensation	1,400	1,400
Adjusted EBITDA	$15,700	$18,000

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS

(Unaudited)

(Dollars in thousands)

		Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q2 2008	$32,122	$14,604	$31,240	$45,844	$21,814	$56,302	$156,082
Q1 2008	$32,583	$13,296	$31,229	$44,525	$20,579	$54,726	$152,413
% Sequential Change	(1.4)%	9.8%	0.0%	3.0%	6.0%	2.9%	2.4%
Q2 2007	$33,388	$14,337	$29,331	$43,668	$18,120	$48,678	$143,854
% Year-over-Year Change	(3.8)%	1.9%	6.5%	5.0%	20.4%	15.7%	8.5%

Gross Margins:
Q2 2008	33.0%	32.5%	23.5%	26.4%	30.7%	37.8%	32.5%
Q1 2008	32.9%	30.4%	21.5%	24.2%	28.2%	36.8%	31.1%
Q2 2007	34.1%	32.3%	22.0%	25.4%	31.2%	37.2%	32.1%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS

(Unaudited)

	Quarter Ended
	June 30, 2008	March 31, 2008
Percentage of Revenues:
Top Ten Clients(1)	7.0%	7.7%
Direct Hire/Conversion	1.8%	1.9%

Bill Rate Increase:
% Sequential Growth	1.7%	5.4%
% Year-over-Year Growth	11.3%	11.4%

Bill/Pay Spread:
% Sequential Change	2.0%	5.3%
% Year-over-Year Growth	11.1%	11.5%

Average Headcount:
Contract Professionals (CP)	4,981	4,931
Staffing Consultants (SC)	784	774

Productivity:
Gross Profit per SC	$ 65,000	$ 61,000

(1) Percentage excludes customer supported due to labor disruptions